Execution Version

LIMITED WAIVER

This LIMITED WAIVER (this “Waiver”) is entered into as of April 30, 2015 and is made by and among SILICON VALLEY BANK, a California corporation (“Bank”), and IKANOS COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement (as defined below).
RECITALS

A.
Bank and Borrower have entered into that certain First Amended and Restated Loan and Security Agreement dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B.
Borrower notified Bank that it anticipates it will likely fail to comply with the covenant set forth in Section 6.7(a) (Adjusted Quick Ratio) of the Loan Agreement for the month ending April 26, 2015 (the “April 2015 AQR Covenant”).

C.	Borrower has requested that Bank waive compliance with the April 2015 AQR Covenant, upon the terms and conditions more fully set forth herein.

D.
Subject to the representations and warranties and covenants of Borrower herein and upon the terms and conditions set forth in this Waiver, Bank is willing to provide a waiver with respect to the April 2015 AQR Covenant, all upon the terms and conditions more fully set forth herein.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    LIMITED WAIVER. Borrower acknowledges and agrees that it expects to fail to comply with the April 2015 AQR Covenant and, subject to the terms of Section 5 hereof, Bank hereby waives the April 2015 AQR Covenant.
2.    LIMITATION.
2.1    The waiver set forth in Section 1 hereof is effective only for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date.
2.2    This Waiver shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

Execution Version

3.    REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Waiver, Borrower hereby represents and warrants to Bank as follows:

3.1    Immediately after giving effect to this Waiver (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
3.2    Borrower has the power and authority to execute and deliver this Waiver and to perform its obligations under the Loan Documents;
3.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
3.4    The execution and delivery by Borrower of this Waiver and the performance by Borrower of its obligations under the Loan Documents have been duly authorized;
3.5    The execution and delivery by Borrower of this Waiver and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
3.6    The execution and delivery by Borrower of this Waiver and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Waiver, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;
3.7    This Waiver has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and
3.8    As of the date hereof, Borrower has no defenses against the obligation to pay any of the amounts constituting all or a part of Borrower’s Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Waiver and in connection with the Loan Documents.
4.    COUNTERPARTS. This Waiver may be executed originally, by facsimile or by other means of electronic transmission, and may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
5.    EFFECTIVENESS. This Waiver shall be deemed effective upon (a) the due execution and delivery to Bank of this Waiver by each party hereto, (b) payment by Borrower of all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Waiver; and (c) receipt on or before May 8, 2015 by Borrower of the Original Principal Amount of $10,000,000 in ALU Debt under the terms agreed upon by the Bank. For the avoidance of doubt, if Borrower does not receive the Original

Execution Version

Principal Amount of $10,000,000 in ALU Debt by May 8, 2015, this Waiver shall expire and the terms hereof shall no longer be of any force or effect.
6.    INTEGRATION. This Waiver and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof.
7.    GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAW. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered as of the date first written above.

IKANOS COMMUNICATIONS, INC.,
a Delaware corporation
By:        /s/ Dennis Bencala
    Name: Dennis Bencala
    Title: Chief Financial Officer

[Signature Page to Waiver]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered as of the date first written above.
SILICON VALLEY BANK,
a California banking corporation
By:        /s/ Alina Zinchik
    Name: Alina Zinchik
    Title: Vice President

[Signature Page to Waiver]